FOURTH AMENDMENT AND WAIVER
                                       TO
                           LOAN AND SECURITY AGREEMENT

         This Fourth Amendment and Waiver to Loan and Security Agreement (this "Amendment") is executed as of June 3, 2005, by GALAXY NUTRITIONAL FOODS, INC., a Delaware corporation ("Borrower") and TEXTRON FINANCIAL CORPORATION, a Delaware corporation ("Lender").

                                    RECITALS

         A. Lender and Borrower have established a revolving loan credit facility pursuant to that certain Loan and Security Agreement dated as of May 27, 2003, as such agreement may have been previously amended, modified or supplemented (as so amended, the "Agreement").

         B. Borrower has failed to comply with (i) Section 6.1(e) of the Agreement by failing to deliver the financial projections for the Fiscal Year ending March 31, 2006 in the time frame provided in such Section (the "Financial Projection Default"), (ii) Section 7.4 of the Agreement by making Unfunded Capital Expenditures in excess of $100,000 for the Fiscal Year ended March 31, 2005 (the "Capital Expenditure Default"), (iii) Section 7.6(a) of the Agreement by permitting its Fixed Charge Coverage Ratio to be less than 1:40 to 1:00 for the Fiscal Quarters ended December 31, 2004 and March 31, 2005 (the "Fixed Charge Coverage Ratio Default"), and (iv) Section 7.6(b) of the Agreement by permitting its Adjusted Tangible Net Worth to be less than the amount set forth in such Section for the Fiscal Quarter ended March 31, 2005 (the "Tangible Net Worth Default" and, together with the Financial Projections Default, the Capital Expenditure Default and the Fixed Charge Coverage Ratio Default, the "Existing Defaults").

         C. Borrower has requested and Lender has agreed to a temporary Overadvance (as defined below) in the amount not to exceed $750,000.

         D. Borrower has requested that certain terms of the Agreement be amended.

         E. Borrower has requested that Lender waive the Existing Defaults, and the parties wish to set forth herein the terms of the Overadvance referred to above.

         F. Lender has agreed to the requested amendments and waivers on the terms and conditions set forth in this Amendment.

                                    AGREEMENT

         In reliance upon the representations, warranties and covenants of Borrower set forth in the Agreement, Lender and Borrower agree as follows:

      1. Definitions. Capitalized terms not defined in this Amendment shall have the definitions given to them in the Agreement, where applicable, or the UCC as amended from time to time.

      2. Amendment to Definitions. The Agreement is amended by deleting the definitions of "Adjusted Tangible Net Worth", "Dilution Reserve", "Fixed Charge Coverage Ratio", "SouthTrust" and "SouthTrust Collateral" from the Agreement and substituting the following new definitions therefore:

                  "Adjusted Tangible Net Worth" means, with respect to Borrower, the sum of (i) stockholder's equity, including preferred stock, determined in accordance with GAAP and (ii) subordinated indebtedness (if any), minus the sum of (a) Intangible Assets, (b) all loans or advances to any Person, and (c) prepaid expenses.

                  "Dilution Reserve" means, as of any date of determination, the reserve established by Lender to reduce the advance rate against the Eligible Receivables in an amount not greater than the amount by which bad debt write-downs, credits, returns, discounts and allowances related to the Receivables (excluding bad debt write-downs associated with Receivables from Del Sunshine) (the "Dilutive Items") exceed five percent (5%) of the Receivables (the "Dilution"), which shall be effective upon receipt by Lender of the most recently completed report of the field examination of the books, records and other assets of Borrower conducted pursuant to Section 3.2 or under any other provision of this Agreement; the Dilution shall be based on the greater of the Dilutive Items for (x) the previous three (3) months or (y) the previous twelve (12) months, in each case as set forth in the most recently completed field examination.

                  "Fixed Charge Coverage Ratio" means, for any period, the ratio of (i) Borrower's EBITDA plus all accrued expenses associated with the Employment Contract which are deducted from revenue in determining Net Income of Borrower for such period minus all cash payments made under the Employment Contract minus Unfunded Capital Expenditures minus taxes actually paid by Borrower in cash minus distributions and dividends paid by Borrower in cash, to (ii) Borrower's Interest Expense plus payments (including scheduled amortization payments) for Money Borrowed (including Capital Lease payments) made by Borrower, in each case for such period.

                  "SouthTrust" means Wachovia Bank, National Association f/k/a SouthTrust Bank and its successors and permitted assigns.

                  "SouthTrust Collateral" means the collateral in which Borrower has granted to SouthTrust a security interest as more fully described in that certain Security Agreement (Machinery and Equipment) dated as of March 10, 2000, as it has been and may hereafter be amended, supplemented, extended or restated from time to time.

3.       Further Amendments to Definitions.

      (a) The Agreement is amended by deleting the reference to "Revolving Credit Limit" from the second line of the definition of "Borrowing Base" and substituting "Revolving Credit Facility" in lieu thereof.

      (b) The Agreement is amended by deleting the reference to "(xii)" from the twenty-third line of the definition of "Collateral" and substituting "(xiii)" in lieu thereof.

      4. Amendment to Section 1.6. Section 1.6 of the Agreement, Renewal and Termination, is amended by deleting paragraph (a) of such Section in its entirety and substituting the following therefor:

                  "(a) This Agreement shall expire on the Termination Date. This Agreement shall be automatically renewed for additional one (1) year periods upon expiration of the Initial Term unless terminated by Lender or Borrower as provided in this Section 1.6. Borrower may terminate this Agreement at the expiration of the Initial Term or at the end of each Renewal Term by giving written notice of such termination to Lender at least ninety (90) days prior to the effective date of such termination, and, if such termination date is on a date other than the end of the Initial Term or a Renewal Term, by payment to Lender of the Early Termination Fee as provided in Section 2.5 hereof. Lender may terminate this Agreement (i) at the expiration of the Initial Term or at the end of each Renewal Term by giving written notice of such termination to Borrower at least ninety (90) days prior to the effective date of such termination, and (ii) at any time during the existence of an uncured Event of Default."

      5. Amendment to Article VI. Article VI of the Agreement is amended by adding the a new Section 6.17 at the end thereof to read as follows:

                  "Section 6.17 Retention of Consultants. Borrower acknowledges that Lender shall have the right at any time to retain (either directly or through counsel) an independent accounting or consulting firm to conduct ongoing reviews of the business and operations of Borrower and that the reasonable fees and expenses of any such firm shall be reimbursed by Borrower pursuant to Section 11.7. Borrower agrees to cooperate with any such firm and agrees also that such firm will constitute representatives of Lender for purposes of Section 6.2 and, accordingly, shall be permitted during normal business hours, to examine, copy and make extracts from the books and records of Borrower, to visit any of Borrower's business locations, and to discuss Borrower's business and affairs with its officers, all subject to the confidentiality provisions of this Agreement and to the extent reasonably requested by such firm retained by Lender."

      6. Amendment to Section 7.6(a). Section 7.6(a) of the Agreement is amended by deleting such subsection in its entirety and substituting the following therefor:

                  "(a) Borrower shall not permit the Fixed Charge Coverage Ratio to be less than the ratio set forth below, as of the end of each calendar month, for the applicable period set forth opposite thereto:

|------------------------------------------------------------------------------------ --------------------
                                                                                        Fixed Charge
                                  Applicable Period                                    Coverage Ratio
------------------------------------------------------------------------------------ --------------------
For the calendar month period ending June 30, 2005                                      0.75 to 1.00
------------------------------------------------------------------------------------ --------------------
For the calendar month period ending July 31, 2005                                      1.10 to 1.00
------------------------------------------------------------------------------------ --------------------
For the calendar month period ending August 31, 2005                                    1.10 to 1.00

For the four calendar month period ending August 31, 2005                               1.00 to 1.00
------------------------------------------------------------------------------------ --------------------
For the calendar month period ending September 30, 2005                                 1.10 to 1.00

For the five calendar month period ending September 30, 2005                            1.00 to 1.00
------------------------------------------------------------------------------------ --------------------
For the calendar month period ending October 31, 2005                                   1.10 to 1.00

For the six calendar month period ending October 31, 2005                               1.00 to 1.00
------------------------------------------------------------------------------------ --------------------
For the calendar month period ending November 30, 2005                                  1.10 to 1.00

For the seven calendar month period ending November 20, 2005                            1.15 to 1.00
------------------------------------------------------------------------------------ --------------------
For the calendar month period ending December 31, 2005                                  1.10 to 1.00

For the eight calendar month period ending December 31, 2005                            1.15 to 1.00
------------------------------------------------------------------------------------ --------------------
For the calendar month period ending January 31, 2006                                   1.10 to 1.00

For the nine calendar month period ending January 31, 2006                              1.15 to 1.00
------------------------------------------------------------------------------------ --------------------
For the calendar month period ending February 28, 2006                                  1.10 to 1.00

For the ten calendar month period ending February 28, 2006                              1.15 to 1.00
------------------------------------------------------------------------------------ --------------------
For the calendar month period ending March 31, 2006                                     1.10 to 1.00

For the eleven calendar month period ending March 31, 2006                              1.25 to 1.00
------------------------------------------------------------------------------------ --------------------
For the twelve calendar month period ending April 30, 2006                              1.25 to 1.00
------------------------------------------------------------------------------------ --------------------
For the twelve calendar month period ending each month thereafter                       1.25 to 1.00
------------------------------------------------------------------------------------ --------------------

      7. Amendment to Section 7.6(b). Section 7.6(b) of the Agreement is amended by deleting such subsection in its entirety and substituting the following therefor:

                  "(b) Borrower shall not permit its Adjusted Tangible Net Worth at any time to be less than (i) $7,500,000 for the calendar month ending March 31, 2005, (ii) $7,300,000 for the calendar month ending April 30, 2005, (iii) $7,100,000 for the calendar month ending May 31, 2005 and (iv) the sum of $7,100,000 plus an amount equal to seventy-five percent (75%) of Net Income for each calendar month thereafter. For any determination hereunder, non-cash stock compensation expense and benefits shall be excluded from shareholders' equity and net income so that such expenses and benefits shall have a zero effect upon the calculation."

      8. Amendment to Schedules. Schedules 5.1(c), 5.1(d) and 5.8 to the Agreement are hereby amended and modified by deleting such Schedules in their entirety and replacing them with Schedules 5.1(c), 5.1(d) and 5.8 attached to this Amendment, respectively.

      9. Waiver of Over-advance Default. Lender hereby waives Borrower's obligation under Section 6.8 of the Agreement solely to the extent that the aggregate total of all over-advances does not exceed $750,000.00 (collectively, the "Overadvances"), which waiver shall be applicable from April 29, 2005 until and through July 31, 2005, provided no other Default then exists other than the Existing Defaults; provided, however, Borrower hereby agrees to immediately pay to Lender, in full, the amount of any Overadvance in excess of $750,000.00, together with all accrued interest and other charges owing to Lender with respect to such excess. Notwithstanding the following, (i) all outstanding Overadvances shall be Revolving Loan Advances under the Revolving Credit Facility and (ii) the aggregate principal amount of all Revolving Loan Advances (including any Overadvances) outstanding at any one time shall not exceed $7,500,000.

      10. Waiver of Existing Defaults. Lender hereby waives the Existing
Defaults.

      11. Interest Rate. Notwithstanding the waivers set forth above, Borrower and Lender agree that the unpaid principal balance of the Revolving Loan Advances shall continue to bear interest at the rate set forth in Section 1.3(b) of the Agreement until such time as (i) there are no Overadvances outstanding,
(ii) the requirement of Lender to make any Overadvance has terminated, and (iii) no Default or Event of Default has occurred and is continuing.

      12. Confirmation. The parties to this Amendment acknowledge and agree that the security interests created pursuant to the Agreement shall remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower, and nothing contained in this Amendment shall be deemed a release of any of the Collateral.

      13. Representations and Warranties. Borrower hereby represents and warrants to Lender: (a) the Representations and Warranties contained in Article V of the Agreement, as amended by this Amendment, are true and correct as of the date of this Amendment; (b) the execution, delivery and performance by Borrower of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any third person party in order to be enforceable; and (c) the Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, without defense, counterclaim, recoupment, or offset.

      14. Conditions Precedent to Effectiveness. This Amendment shall be effective (such date, the "Fourth Amendment Effective Date") upon satisfaction of the following:

            (a) Lender's receipt of a counterpart hereof duly executed by Borrower;

            (b) Lender's receipt of such duly executed documents, certificates, instruments and legal opinions as Lender shall reasonably request in connection with the transactions contemplated by this Amendment, each in form and substance reasonably satisfactory to Lender; and

            (c) Lender's receipt of the Fourth Amendment Effective Date Amendment Fee as set forth below and all other fees and expenses related to this Amendment.

      15. Conditions Subsequent to Effectiveness. The continued effectiveness of this Amendment is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below:

            (a) On the first Business Day of each of the three weeks following the Fourth Amendment Effective Date, Lender shall receive the Weekly Amendment Fee as set forth below.

            (b) On or before June 30, 2005, Lender shall have received a copy of the strategic plan of Borrower.

            (c) On or before July 15, 2005, Lender shall have received revised financial projections of Borrower in form and substance satisfactory to Lender.

      16. Fees. In order to induce Lender to enter into this Amendment, Borrower agrees to pay to Lender an Amendment Fee in the amount of $50,000. The Amendment Fee shall be earned by Lender upon the execution of this Amendment and payable by Borrower to Lender as follows:

            (a) on the Fourth Amendment Effective Date, Borrower shall pay Lender $12,500 (the "Fourth Amendment Effective Date Amendment Fee"); and

            (b) on the first Business Day of each of the three weeks following the Fourth Amendment Effective Date, Borrower shall pay Lender $12,500 (each such payment being referred to as a "Weekly Amendment Fee").

The Fourth Amendment Effective Date Amendment Fee and the Weekly Amendment Fee shall be fully earned by Lender on the Fourth Amendment Effective Date, shall be non-refundable and shall be treated as a Revolving Loan Advance and be payable without setoff, deduction, counterclaim or withholding of any kind whatsoever. Borrower agrees to pay to Lender all costs and expenses, including reasonable attorneys' fees, incurred by Lender in connection with the preparation and execution of this Amendment.

      17. Full Force and Effect; No Further Amendment. Except as expressly amended by the terms of this Amendment, all terms, covenants and provisions of the Agreement are and shall remain in full force and effect without further modification or amendment. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided above, operate as a waiver or any right, power or remedy of the Lender under the Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Agreement or any of the other Loan Documents.

      18. Complete Agreement. This Amendment contains the entire and exclusive agreement of the parties with reference to all matters discussed in this Amendment, and this Amendment supersedes all prior drafts and communications with respect thereto. This Amendment shall be deemed incorporated into, and made a part of, the Agreement.

      19. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original but all such separate counterparts shall together constitute but one and the same instrument. In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile or other electronic method of transmission shall be deemed an original signature hereto.

      20. Reference to and Effect on the Loan Documents. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Agreement, and each reference in the other Loan Documents to "the Loan Agreement" "thereunder", "thereof" or words of like import referring to the Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

      21. Section Titles. The section titles contained in this Amendment are included for the sake of convenience only, shall be without substantive meaning or content of any kind whatsoever, and are not a part of the agreement between the parties.

      22. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF RHODE ISLAND.

      23. Loan Document. This Amendment shall be deemed to be a Loan Document for all purposes.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      The undersigned, pursuant to due authority, have caused this Amendment to be executed as of the date set forth above.


                                       BORROWER:

                                       GALAXY NUTRITIONAL FOODS, INC.


                                       By:      /s/ Michael E. Broll
                                          --------------------------------------
                                            Name:   Michael E. Broll
                                            Title:  Chief Executive Officer


                                       LENDER:

                                       TEXTRON FINANCIAL CORPORATION


                                       By:      /s/ Stuart Hall
                                          --------------------------------------
                                            Name:  Stuart Hall
                                            Title:    Senior Account Executive